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                        TRUSTEE'S DISTRIBUTION STATEMENT

  THE                            TO THE HOLDERS OF:      98-CAT-1
BANK OF                          The Bank of New York, as Trustee under the
  NEW                            Lehman Brothers Racers Series
 YORK                            Class A-1 Certificates
                                         CUSIP NUMBER: 219-87H-AQ8

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as trustee submits the following cash basis statement for the period ending : September 03,2002

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
INTEREST ACCOUNT
Balance as of March 01, 2002                                                                                       $0.00
      Schedule Income received on securities........................................                       $1,843,750.00
      Unscheduled Income received on securities.....................................                               $0.00
      Schedule Interest received from Swap Counterparty.............................                               $0.00
      Unscheduled Interest received from Swap Counterparty..........................                               $0.00
      Interest Received on sale of Securties........................................                               $0.00
LESS:
      Distribution to Beneficial Holders............................................     $1,179,276.00
      Distribution to Swap Counterparty.............................................     $        0.00
      Trustee Fees..................................................................     $    2,250.00
      Fees allocated for third party expenses.......................................           $750.00
Balance as of September 03, 2002                                                              Subtotal       $661,474.00


PRINCIPAL ACCOUNT
Balance as of March 01, 2002                                                                                       $0.00
      Scheduled Principal payment received on securities............................                               $0.00
      Principal received on sale of securities......................................                               $0.00
LESS:
      Distribution to Beneficial Holders............................................       $661,474.00
      Distribution to Swap Counterparty.............................................             $0.00
Balance as of September 03, 2002                                                              Subtotal       $661,474.00
                                                                                               Balance             $0.00
                 UNDERLYING SECURITIES HELD AS OF: September 03, 2002

Principal
Amount                                          Title of Security
------                                          -----------------

                                                CATERPILLAR INC
    5,000,000                                   CUSIP#: 149-123-BE0
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